American Express Innovations(SM)             Administrative Offices:       logo
Variable Annuity Application                 829 AXP Financial Center  AMERICAN
American Enterprise Life Insurance Company   Minneapolis, MN 55474      EXPRESS
                                                                      (R)

1. Owner (check one)

[ ] Same as Annuitant (Do not complete
    Annuitant information below)         Home Telephone Number ( ) _____________

[ ] Joint with Annuitant
    (Spouse only) -- Only available for
    Non-qualified Annuities

[ ] Other                                E-mail Address ________________________

Name (First, Middle Initial, Last)

________________________________________________________________________________

Address (Street Address or P.O. Box, City, State, ZIP)

________________________________________________________________________________

Citizenship [ ] U.S. [ ] Other (Country) __________     Sex [ ] M [ ]  F

Date of Birth (MM/DD/YY) ________   Social Security Number
                                    (Tax Identification Number) ________________

For joint spousal owners, the annuitant's Social Security number will be used for tax reporting purposes unless you specify otherwise under Section 7 Remarks and Special Instructions.

2. Annuitant Name (First, Middle Initial, Last)

Address (Street Address or P.O. Box, City, State, ZIP)

________________________________________________________________________________

Citizenship [ ] U.S. [ ] Other (Country) __________     Sex [ ] M [ ]  F

Date of Birth (MM/DD/YY) ________   Social Security Number
                                    (Tax Identification Number) ________________

3. Primary Beneficiary (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)

________________________________________________________________________________

Contingent Beneficiary (Name, relationship to the Annuitant; if unrelated, include Social Security number and date of birth)

________________________________________________________________________________

4. Replacement

Will the annuity applied for replace any existing
insurance or annuity?                                   [ ] Yes [ ] No

If Yes, provide details - company, contract number, amount, reason - under
Section 7 Remarks and Special Instructions.

5. Type of Annuity
   (check one)     [ ] Non-qualified
                   [ ] Traditional Individual Retirement Annuity (IRA)
                   [ ] SEP-IRA   [ ] Roth IRA   [ ] TSA Rollover

If IRA (check and complete applicable types)

  Traditional IRA: Amount $_____ for __ (year)            Rollover IRA:  Amount $_________
 Traditional IRA:  Amount $_____ for __ (year)   Trustee to Trustee IRA: Amount $_________
Roth Contributory: Amount $_____ for __ (year)     Roth Conversion IRA:  Amount $_________
Roth Contributory: Amount $_____ for __ (year)
         SEP-IRA:  Amount $_____ for __ (year)
          SEP-IRA: Amount $_____ for __ (year)

NOTE: If purchasing an annuity within a tax-deferred retirement plan (i.e., IRA or TSA), Section 10 must also be completed.

6. Benefit Selection           Death Benefit Options: Must select one              Optional Benefits: You may select only one

Withdrawal Charge Options:     If you and the annuitant are age 79 or younger,     [ ] Performance Credit Rider
                               please make a death benefit selection below. If
Must select one                no selection is made the death benefit will         OR
                               default to ROP.
[ ] 5 Year Withdrawal Charge                                                       Guaranteed Minimum Income Benefit Rider
                               [ ] Return of Purchase Payment (ROP)                (GMIB) Options:
OR
                               [ ] Maximum Anniversary Value (MAV)                 [ ] GMIB-MAV (through annuitant's age 75; not
[ ] 7 Year Withdrawal Charge                                                           available with ROP)
                               [ ] Enhanced Death Benefit (EDB)
                                                                                   OR
                               Optional Death Benefits: You may select one
                               (Through age 75. Not available with EDB)            [ ] GMIB-6% rising floor (through annuitant's age
                                                                                       75; not available with ROP)
                               [ ] Benefit Protector(SM) Death Benefit Rider

                               OR

                               [ ] Benefit Protector(SM) Plus Death Benefit Rider
                                   (Transfer or rollover only)

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7. Remarks and Special Instructions (including special mailing instructions) ___

________________________________________________________________________________

________________________________________________________________________________

8. Purchase Payments Initial Purchase Payment $_________________________________ (For DCA, SIP, Rebalancing and Interest Sweep options complete the Investment Options Form.)

Payment Allocation*

Fixed Account                               Large Cap Stock                            _____% FTVIPT Franklin Small Cap Value
_____% AEL One-Year Fixed Account           _____% AIM V.I. Basic Value Fund, Series          Fund - Class 2
                                                   II Shares                           _____% MFS(R) New Discovery Series -
Guarantee Period Accounts                   _____% AIM V.I. Capital Development Fund,         Service Class
($1,000 minimum per GPA)                           Series II Shares                    _____% Oppenheimer Main Street Small Cap
                                            _____% AIM V.I. Premier Equity Fund,              Fund/VA, Service Shares
_____% 2 Year Guarantee Period Account             Series II Shares
_____% 3 Year Guarantee Period Account      _____% Alliance VP Growth and Income       International Stock
_____% 4 Year Guarantee Period Account             Portfolio (Class B)                 _____% Fidelity VIP Overseas Portfolio
_____% 5 Year Guarantee Period Account      _____% Alliance VP Premier Growth                 Service Class 2
_____% 6 Year Guarantee Period Account             Portfolio (Class B)                 _____% FTVIPT Templeton Foreign Securities
_____% 7 Year Guarantee Period Account      _____% AXP(R) VP - Diversified Equity             Fund - Class 2
_____% 8 Year Guarantee Period Account             Income Fund                         _____% Putnam VT International Growth
_____% 9 Year Guarantee Period Account      _____% AXP(R) VP - Growth Fund                    Fund - Class IB Shares
_____% 10 Year Guarantee Period Account     _____% AXP(R) VP - New Dimensions Fund(R)
                                            _____% AXP(R) VP - S&P 500 Index Fund      World Stock
Cash Equivalents                            _____% Fidelity VIP Contrafund Portfolio   _____% Oppenheimer Global Securities Fund/VA,
_____% AXP(R) VP - Cash Management Fund            Service Class 2                            Service Shares
                                            _____% Fidelity VIP Growth Portfolio
Short-Term Fixed Income                            Service Class 2                     Specialty/Sector
_____% AXP(R) VP - Federal Income Fund      _____% MFS(R) Investors Growth Stock       _____% Alliance VP Technology Portfolio
                                                   Series - Service Class                     (Class B)
Long-/Intermediate-Term Fixed Income        _____% Oppenheimer Capital Appreciation    _____% FTVIPT Franklin Real Estate Fund -
_____% AXP(R) VP - Bond Fund                       Fund/VA, Service Shares                    Class 2
                                            _____% Putnam VT Growth & Income Fund -    _____% MFS(R) Utilities Series - Service
High-Yield Fixed Income                            Class IB Shares                            Class
_____% Oppenheimer High Income Fund/VA,     _____% Putnam VT Research Fund - Class
       Service Shares                              IB Shares                           Balanced
                                                                                       _____% Alliance VP Total Return Portfolio
Multi-Sector Fixed Income                   Mid Cap Stock                                     (Class B)
_____% Oppenheimer Strategic Bond Fund/VA,  _____% Fidelity VIP Mid Cap Portfolio      _____% MFS(R) Total Return Series -
       Service Shares                              Service Class 2                            Service Class
                                            _____% FTVIPT Mutual Shares Securities
                                                   Fund - Class 2                      Special DCA
                                            _____% Putnam VT Vista Fund - Class IB     _____% Special DCA
                                                   Shares
                                                                                       100% Must be whole numbers and total 100%
                                            Small Cap Stock
                                            _____% AXP(R) VP - Partners Small Cap
                                                   Value Fund
                                             ____% FTVIPT Franklin Small Cap Fund -
                                                   Class 2

* Your above payment allocation instructions will remain in effect for any future payments you make until you change your instructions.

9. Telephone/Electronic Transaction Authorization

By checking "Yes," I/we hereby authorize and direct American Enterprise Life Insurance Company (AEL) to accept telephone or electronic transaction instructions from the agent or registered/licensed assistant who can furnish proper identification to make transfers between accounts, change the allocation of future investments, and/or to request withdrawals to the extent authorized in the prospectus. AEL will use reasonable procedures to confirm that these instructions are authorized and genuine. AEL and I/we agree that these transactions will be made in accordance with procedures specified in the current prospectus for my AEL variable product.

This authorization is valid until I/we cancel it in writing. However, AEL may, without notice, cancel or suspend this authorization or certain transactions at any time.

I/we agree to hold harmless and indemnify AEL and its affiliates, including each of their directors, officers, employees and agents, for any loss, liability or
expense arising from such instructions.         [ ] Yes

10. If this annuity contract will be used to fund a tax-deferred retirement plan, please read and complete the information requested

     1. I understand that I am purchasing an annuity that will be used to fund a retirement plan that is tax-deferred under the Internal Revenue Code.

     2. I understand that any tax deferral benefits will be provided by the retirement plan, and that my annuity will not provide any necessary or additional tax deferral benefits.

     3. I have received a copy of "Things to Know About Using an Annuity to Fund Your Tax-Deferred Retirement Plan" and understand the contents.

     4. I have reviewed the costs of my annuity (including any mortality and expense risk fees, contract administrative charge, rider charges and withdrawal charges) and have decided that the benefits outweigh the costs for the following reasons (check or list all that apply):

          [ ] Access to multiple investment     [ ] Ability to transfer among
              managers                              multiple investment options
                                                    without additional charges

          [ ] Access to a guaranteed interest   [ ] Death benefit guarantees
              rate in the fixed accounts

          [ ] Guaranteed lifetime income        [ ] Retirement Income Guarantee
              payout rates

Other (list) ___________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

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11. Social Security or Taxpayer Identification Number Certification

You certify, under the penalties of perjury as required by Form W-9 of the Internal Revenue Service, that:

     (1) The number shown on this form is your correct taxpayer identification number (or you are waiting for a number to be issued to you), and

     (2) You are not subject to backup withholding because: (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding, and

     (3)  You are a U.S. person (including a U.S. resident alien).

You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

12. I/We Agree That:

     1. All statements and answers given above are true and complete to the best of my/our knowledge and belief.

     2.   Only an officer of  American  Enterprise  Life  Insurance  Company can
          modify  any  annuity   contract  or  waive  any  requirement  in  this
          application.

     3. If joint spousal owners are named, ownership will be in joint tenancy with right of survivorship unless prohibited by state of settlement or specified otherwise in Section 7 Remarks and Special Instructions.

     4. I/we acknowledge receipt of the current prospectus for the variable annuity.

     5. I/we understand that earnings and values, when based on the investment experience of a variable fund, portfolio, account or subaccount, are not guaranteed and may both increase or decrease. Allocations and transfers to Guarantee Period Account(s) are subject to market value adjustments prior to the dates specified in the contract.

     6. Tax law requires that all non-qualified deferred annuity contracts issued by the same company, to the same contract owner, during the same calendar year are to be treated as a single, unified contract. The amount of income included and taxed in a distribution (or a transaction deemed a distribution under tax law) taken from any one of such contracts is determined by summing all such contracts together.

     7.   I/we  acknowledge   receipt  of  American  Enterprise  Life  Insurance
          Company's Privacy Notice.

     8.   I/we have read and understood the disclosures if applicable, listed in
          Section 10 above.

     9. If this annuity replaces any existing insurance or annuity, I/we acknowledge receipt of the Variable Annuity Replacement Disclosure or equivalent disclosure.

     10.  I/we acknowledge receipt of the Product Disclosure.

     11. The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding (See Section 11).

Signatures

Location (City/State) ____________________________________    Date _____________

X____________________________________________
Owner Signature/Trustee or Custodian Signature
(if Owner is Trust or Custodial account)

X____________________________________________
Joint Owner (if any) Signature

X____________________________________________
Annuitant Signature (if other than Owner)

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13. State Specific Information / Fraud Warnings:

For applicants in Arizona:

        Write to us if you want information about your annuity contract benefits and provisions. We'll promptly send your requested information. If for any reason you are not satisfied with the contract, you may return it to us or our agent within 10 days after receiving it. We will refund an amount equal to the sum of the contract value and any premium tax charges and the contract will then be void.

For applicants in Arkansas, Kentucky, Maine, New Mexico, Ohio and Pennsylvania:

        Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For applicants in Colorado:

        Any person who, with intent to defraud or knowing that he or she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement, may be guilty of insurance fraud.

For applicants in District of Columbia:

        WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For applicants in Florida:

        Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

        Agent's Printed Name:___________  Agent's Florida License ID #:_________

For applicants in Louisiana:

        Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in New Jersey:

         Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For applicants in Tennessee:

         It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

14. Agent's Report (Type or Print)

Agent's Name________________________ Agent's Social Security Number ____________

Agency Name and Number (if applicable)__________________________________________

Telephone Number (  ) ________ Fax Number (  ) ________  Sale Location _________

E-mail Address  ________________________________________________________________

Branch Address _________________________________________________________________

I hereby certify I personally solicited this application; that the application and this report are complete and accurate to the best of my knowledge and belief. If a replacement is occurring, I have provided details -- company, contract number, amount, reason -- under Section 7 Remarks and Special Instructions and have completed any state replacement requirements including any required state replacement forms (and I certify that only insurer approved sales materials were used and copies of all sales material were left with the customer).

---------------------------------       ----------------------------------------
Check One Box Below                     For Agent Use Only (check one)

To the best of my knowledge, this       [ ] Option A  [ ] Option B  [ ] Option C
application [ ] does [ ] does not       ----------------------------------------
involve replacement of existing
life insurance or annuities.


X________________________________
Licensed Agent Signature
---------------------------------


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